CONFIDENTIAL PORTION MARKED [**] HAS BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
                                                EXHIBIT 10.7
FIRST AMENDMENT TO THE

STOCK OPTION AGREEMENT

This First Amendment to the Stock Option Agreement (“Amendment”) is made as of this 30th day of June, 2008 between Simmons Holdco, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Optionee”).

WHEREAS, the Company and the Optionee entered into that certain Stock Option Agreement, dated as of January 16, 2008 (the “Agreement”); and

WHEREAS, the Company and the Optionee desire to amend the Agreement on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Definitions.  Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Agreement.

2. Amendments.

(a)           Section 2(a)(i) of the Agreement is hereby amended by deleting the schedule titled “EBITDA Targets” in its entirety and replacing it with the following:

“EBITDA Targets

(dollars in millions)

Measurement Years	Target EBITDA	Cumulative Target EBITDA	90% of Target EBITDA	90% of Cumulative Target EBITDA	Eligible Shares
2008	$225.0	$225.0	$202.5	$202.5	25% of Shares
2009	$251.3	$476.3	$226.2	$428.7	25% of Shares
2010	$280.0	$756.3	$252.0	$680.7	25% of Shares
2011	(See Note Below)	(See Note Below)	(See Note Below)	(See Note Below)	25% of Shares
Note:  The 2011 Targets will be determined by the Board of Directors at a later date.

(b)           The Agreement is hereby amended by replacing the word “solely” in the first sentence of Section 2(b)(i) with the phrase “under this Section 2(b)(i)”.

(c)           The Agreement is hereby amended by re-designating the section designated as Section 2(b)(iii) in the Agreement as the new Section 2(b)(iv).

(d)           The Agreement is hereby amended by adding the following as a new Section 2(b)(iii):

Tier One and Tier Two Changes of Control.

(A)           Upon the consummation of a Tier One Change of Control (as defined below), up to 50% of the Missed Shares and up to 50% of the Shares that are not yet Eligible Shares shall become Vested Shares.  A “Tier One Change of Control” means any Change of Control that (i) is not a Tier Two Change of Control (as defined below), (ii) occurs during one of the years reflected in the table below and (iii) results in Tier One Proceeds (as defined below).  “Tier One Proceeds” means Net Proceeds Per Class A Share (as defined below) payable at closing of the Change of Control, when added to the dividend proceeds per share previously received by THL thereon, that equal or exceed the product of (x) the “Applicable Tier One Multiple” (as reflected in the table below) and (y) the Original Cost (as defined in the Certificate of Incorporation of the Company, as amended from time to time) of a share of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) purchased on December 19, 2003.

Year in which Tier One Change of Control Occurs	Applicable Tier One Multiple
2009	** x
2010	** x

The number of Missed Shares and Shares that are not yet Eligible Shares that will become Vested Shares under this Section 2(b)(iii)(A) shall equal the maximum number of such shares (up to 50%) that may become Vested Shares and still result in Tier One Proceeds.

(B)           Upon the consummation of a Tier Two Change of Control, up to 100% of the Missed Shares and up to 100% of the Shares that are not yet Eligible Shares shall become Vested Shares.  A “Tier Two Change of Control” means any Change of Control that (i) occurs during one of the years reflected in the table below and (ii) results in Tier Two Proceeds (as defined below).  “Tier Two Proceeds” means Net Proceeds Per Class A Share payable at closing of the Change of Control, when added to the dividend proceeds per share previously received by THL thereon, that equal or exceed the product of (x) the “Applicable Tier Two Multiple” (as reflected in the table below) and (y) the Original Cost (as defined in the Certificate of Incorporation of the Company, as amended from time to time) of a share of Class A Common Stock purchased on December 19, 2003.

Year in which Tier Two Change of Control Occurs	Applicable Tier Two Multiple
2008	** x
2009	** x
2010	** x

The number of Missed Shares and Shares that are not yet Eligible Shares that will become Vested Shares under this Section 2(b)(iii)(B) shall equal the maximum number of such shares (up to 100%) that may become Vested Shares and still result in Tier Two Proceeds.

(C)           For purposes of this Agreement, the following terms shall have the following meanings:

(i)           “Net Proceeds Per Class A Share” means (a) the aggregate amount of net proceeds (after payment of all indebtedness of the Company and all Expenses (as defined below)) available to be paid to holders of capital stock of the Company in any Change of Control, divided by (b) the Outstanding Shares (as defined below); provided, however, that in no event shall the “net proceeds” referred to in clause (a) above be deemed to include any amounts received by any holder(s) of Class A Common Stock of any (x) management fees or (y) closing fees, investment banking fees or similar fees payable in connection with any transaction.

(ii)           “Expenses” means an amount equal to the aggregate expenses of the Company and stockholders related to the Change of Control, including (a) any accelerated management fees payable to any holder(s) of Class A Common Stock in connection with such Change of Control, but excluding (b) any closing or transaction fees payable to any holder(s) of Class A Common Stock in connection with such Change of Control.

(iii)           “Outstanding Shares” means the sum of (a) the aggregate number of shares of Class A Common Stock issued and outstanding as of immediately before the Change of Control, (b) the aggregate number of shares of Class B Common Stock that are Vested Shares as of immediately before the Change of Control and (c) the aggregate maximum number of shares of Class B Common Stock that are Missed Shares or Shares that are not yet Eligible Shares as of immediately before the Change of Control under all restricted stock and stock option agreements of the Company but that could become Vested Shares thereunder and be included as “Outstanding Shares” hereunder and under all such restricted stock and stock option agreements and still result in Tier One Proceeds or Tier Two Proceeds, as applicable.

(e)           The Agreement is hereby amended by adding the following provision as a new Section 2(b)(iii):

For the sake of clarity, upon the consummation of any Change of Control satisfying the conditions of both Section 2(b)(i) or (ii) (as applicable) and Section 2(b)(iii), Shares that are not Vested Shares shall accelerate pursuant to the terms of either Section 2(b)(i) or (ii) (as applicable) or Section 2(b)(iii), whichever provision results in the most number of Vested Shares; provided, however, that no more than 100% of the Shares may become Vested Shares.

3. Miscellaneous.

(a) Except as expressly modified pursuant to this Amendment, the Agreement remains unchanged and in full force and effect.  This Amendment shall be governed by all of the provisions in Section 9 of the Agreement.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Stock Option Agreement as of the date first written above.

SIMMONS HOLDCO, INC.

By:          /s/ Kristen K. McGuffey
Kristen K. McGuffey
Executive Vice President and General Counsel

OPTIONEE

                             /s/ Stephen G. Fendrich
Steve Fendrich